Exhibit 5.1

OPINION OF ACCRETIVE LEGAL, PLLC

June 8, 2023

Board of Directors
Northrim BanCorp, Inc.
3111 C Street
Anchorage, AK 99503

Re: Registration Statement on Form S-8; 325,000 Shares of Common Stock, $1.00 par value per share

Dear Ladies and Gentlemen:

We have acted as counsel to Northrim BanCorp, Inc., a corporation formed under the laws of the State of Alaska (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale by the Company of up to 325,000 shares of common stock, $1.00 par value per share (the “Shares”), issuable by the Company under the Northrim BanCorp, Inc. 2023 Stock Incentive Plan (the “Stock Incentive Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion set forth herein, we have reviewed, among other things, the Company’s Amended and Restated Articles of Incorporation, as amended, the Company’s Bylaws, as amended, the Stock Incentive Plan, and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards made under the Stock Incentive Plan. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and in certificates from one or more officers of the Company and, where we deemed it appropriate, we have made such other factual inquiries as we deemed necessary to render this opinion.

Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Stock Incentive Plan has been duly authorized and, when issued pursuant to awards granted and exercised in accordance with the Stock Incentive Plan, and related agreements, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of Alaska.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Accretive Legal, PLLC